                                                                    EXHIBIT 99.1

                          CFW COMMUNICATIONS COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to CFW's historical consolidated financial statements included elsewhere herein. The pro forma adjustments give effect to:

     .    the merger;

     . the acquisition of Richmond-Norfolk PCS for cash of $408.6 million, our 22% limited partnership interest in RSA 5, the analog assets and operations of RSA 6 and the assumption of $20.0 million of lease obligations. This acquisition has been accounted for using the purchase method of accounting;

     . the increase in our common ownership in the Virginia Alliance and West Virginia Alliance of 70.3% and 34.3%, respectively, and the subsequent consolidation (entities were previously accounted for on the equity method) due to:

          .. the merger, as R&B owns approximately 20.8% and 34.3% of the common interests of the Virginia Alliance and the West Virginia Alliance, respectively;

          .. the Virginia Alliance's redemption of its series A preferred membership interests for $16.7 million; and

          .. the conversion by us and R&B of our respective series B preferred membership interests in the Virginia Alliance into common interests.

          The increase in our common ownership interests in the Alliances has been accounted for as a step acquisition;

     . the sale of the capital stock of CFW Information Services Inc., the provider of our directory assistance services;

     . the adjustment to rental expense, depreciation expense and the amortization of deferred gain associated with the sale and leaseback of various communications tower sites;

     . the like-kind exchange of various wireless communications services, which we refer to herein as WCS, licenses for various AT&T PCS licenses, which has no effect on the pro forma balance sheet or statement of operations;

     . the sale of $375 million of debt securities in a private placement and the closing of a new senior credit facility;

     . the sale of our series B, series C and series D preferred stock for gross proceeds of $250.0 million;

     . the repayment of substantially all of our existing indebtedness and that of the Alliances; and

     . the payment of fees and expenses related to the recent transactions (as defined below).

     The term recent transactions refers to:

     .    the merger with R&B Communications, Inc.;

     . the issuance and sale of $375 million of debt securities in a private placement;

     .    the anticipated borrowings under the new senior credit facility;

     .    the repayment of our existing senior indebtedness;

     . the sale and issuance of our series B, series C and series D preferred stock;

     .    our acquisition of Richmond-Norfolk PCS;

     . our acquisition of PCS licenses from AT&T and disposition of WCS licenses to AT&T;

     .    our consolidation of the Virginia Alliance and the West Virginia
          Alliance;

     .    our dispositions of RSA 5 and RSA 6; and

     .    our disposition of our directory assistance operations.

     Our unaudited pro forma consolidated balance sheet as of June 30, 2000 has been prepared as if the recent transactions had occurred on that date. The unaudited pro forma consolidated statements of operations for the periods presented give effect to the recent transactions as if they had occurred January 1, 1999. The adjustments, which are based upon available information and upon various assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.

     The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the recent transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

     The unaudited pro forma consolidated financial information should be read together with the historical financial statements and the notes thereto included elsewhere herein with respect to R&B and as incorporated by reference with respect to CFW, Richmond-Norfolk PCS and the Alliances.

                          CFW COMMUNICATIONS COMPANY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              as of June 30, 2000
                                (in thousands)

                                                                        Acquisitions
                                                      -------------------------------------------------
                                                      Richmond-                               West
                                                      Norfolk                   Virginia    Virginia
                                            CFW         PCS           R&B       Alliance    Alliance    Pro Forma       Pro Forma
                                          Historical  Historical   Historical  Historical  Historical  Adjustments (a) As Adjusted
                                          ----------  ----------   ----------  ----------  ----------  --------------- -----------
             ASSETS
Current assets
   Cash and cash equivalents............  $     249   $     188    $   8,937   $      65   $  10,053    $     13,731    $  33,223
   Accounts receivable, net.............     13,836       4,507        3,578       2,154       2,235          (1,243)      25,067
   Other receivables....................      1,725         671        2,681         792         271           3,564        9,704
   Inventories, materials and supplies..      1,095         792          356       5,427       1,512              --        9,182
   Prepaid expenses and other...........        977       1,104           48         173         141              --        2,443
   Assets of discontinued segment.......      9,764          --           --          --          --          (9,764)          --
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
     Total current assets...............     27,646       7,262       15,600       8,611      14,212           6,288       79,619
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
Restricted cash.........................         --          --           --          --          --          67,994       67,994
Securities and investments..............     35,101          --       17,983          --          --           5,225       58,309
Subordinated capital certificates.......         --          --           --       4,529       2,554          (7,083)          --
Property and equipment, net.............    129,605     140,420       25,640     101,746      46,534          (2,792)     441,153
Other assets
   Cost in excess of net assets of
     business acquired..................     31,040          --           --          --          --         525,457      556,497

   Other................................     19,871         596        2,413       1,024       3,405          17,663       44,972
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
     Total other assets.................     50,911         596        2,413       1,024       3,405         543,120      601,469
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
     Total assets.......................  $ 243,263   $ 148,278    $  61,636   $ 115,910   $  66,705    $    612,752   $1,248,544
                                          =========   =========    =========   =========   =========    ============   ==========
        LIABILITIES AND
      SHAREHOLDERS' EQUITY
           (DEFICIT)
Current liabilities
   Accounts payable.....................  $  20,318   $   5,122    $     833   $   3,860   $   6,494    $        (11)  $   36,616
   Current portion of long-term debt
     and capital lease obligations......         --       3,874          394          --          --              --        4,268
   Current portion of recognized
     losses in PCS ventures.............         --          --        3,322          --          --          (3,322)          --
   Liabilities of discontinued
     business...........................      3,275          --           --          --          --          (3,275)          --
   Other accrued liabilities............      9,745       2,748        1,284        (699)      3,873             730       17,681
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
     Total current liabilities..........     33,338      11,744        5,833       3,161      10,367          (5,878)      58,565
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
Long-term debt..........................     51,567          --        7,289     129,654      51,136         282,393      522,039

Capital lease obligations...............         --      18,773           --          --          --              --       18,773
Long-term liabilities
   Deferred income taxes................     29,568          --        8,069          --          --           5,835       43,472
   Retirement benefits..................     10,427          --           --          --          --              --       10,427
   Long-term portion of recognized
     losses in PCS ventures.............         --          --        6,007          --          --          (6,007)          --

   Other................................      2,795       3,182        2,008       9,572      13,040              --       30,597
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
     Total long-term liabilities........     42,790       3,182       16,084       9,572      13,040            (172)      84,496
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
Minority interests......................      1,419          --           --          --          --          (1,138)         281
Series A preferred redeemable
   membership interests.................         --          --           --      15,632          --         (15,632)          --
Series B redeemable preferred stock.....         --          --           --          --          --         106,670      106,670
Series C redeemable preferred stock.....         --          --           --          --          --         130,795      130,795
Shareholders' equity (deficit)/
   members' equity (deficit)............    114,149     114,579       32,430     (42,109)     (7,838)        115,714      326,925
                                          ---------   ---------    ---------   ---------   ---------    ------------   ----------
     Total liabilities and
        shareholders' equity............  $ 243,263   $ 148,278    $  61,636   $ 115,910   $  66,705    $    612,752   $  1,248,544
                                          =========   =========    =========   =========   =========    ============   ============

                          CFW COMMUNICATIONS COMPANY
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

         The pro forma financial data have been derived by the application of pro forma adjustments to our historical financial statements as of the date noted.

         (a) Pro forma adjustments to the Pro Forma Consolidated Balance Sheet are summarized in the following table (in thousands) and are described in the notes that follow.

                                                                                                         Acquisition
                                                    Transaction   Repayment   Merger                     of Richmond   Disposition
                                                      Fees and       of        with     Alliance Step     Norfolk     of Directory
                                    Financing/(1)/  Expenses/(2)/  Debt/(3)/  R&B/(4)/  Acquisition/(5)/  PCS/(6)/   Assistance/(7)/
                                    --------------  -------------  ---------  --------  ----------------  ---------  ---------------
Cash and cash equivalents............  $ 703,114    $ (40,075)    $ (212,759) $ (1,300)    $ (16,748)     $ (438,305)   $  19,804
Accounts receivable, net.............         --           --             --        --            --          (1,243)          --
Other receivables....................         --        3,423            141        --            --              --           --
Inventories, materials and
   supplies..........................         --           --             --        --            --              --           --
Restricted cash......................     67,994           --             --        --            --              --           --
Assets of discontinued business......                                                                                      (9,764)
Securities and investments...........         --           --             --      (959)        4,166            (478)       2,496
Subordinated capital
   certificates......................         --           --         (7,083)       --            --              --           --
Property and equipment, net..........         --           --             --        --            --          (2,792)
Cost in excess of net assets
   of business acquired..............         --        4,500             --   110,825        37,568         372,564           --
Debt issuance costs..................         --       18,025           (362)       --            --              --           --
Accounts payable.....................         --           --             --        --            --             (11)          --
Current portion of recognized losses
   in PCS ventures...................         --           --             --        --        (3,322)             --           --
Liabilities of discontinued
   business..........................         --           --             --        --            --              --       (3,275)
Other accrued liabilities............         --           --           (216)    1,250            --            (304)          --
Long-term debt.......................    502,019           --       (219,626)       --            --              --           --
Deferred income taxes................         --           --             --        --            --           5,835           --
Retirement benefits..................         --           --             --        --            --              --           --
Long-term portion of recognized
   losses in PCS ventures............         --           --             --        --        (6,007)             --           --
Minority interests...................         --           --             --      (959)           --            (179)          --
Redeemable Series A
   preferred membership interests....         --           --             --        --       (15,632)             --           --
Series B redeemable
   preferred stock...................    110,608       (3,938)            --        --            --              --           --
Series C redeemable
   preferred stock...................    135,607       (4,812)            --        --            --              --           --
Shareholders' equity
   (deficit)/members'
   interests/(deficit)...............     22,874       (5,377)          (221)  108,275        49,947         (75,595)      15,811

                                         Total Net
                                         Adjustment
                                         ----------
Cash and cash equivalents...............   $ 13,731
Accounts receivable, net................     (1,243)
Other receivables.......................      3,564
Inventories, materials and
   supplies.............................         --
Restricted cash.........................     67,994
Assets of discontinued business.........     (9,764)
Securities and investments..............      5,225
Subordinated capital
   certificates.........................     (7,083)
Property and equipment, net.............     (2,792)
Cost in excess of net assets
   of business acquired.................    525,457
Debt issuance costs.....................     17,663
Accounts payable........................        (11)
Current portion of recognized losses in
   PCS ventures.........................     (3,322)
Liabilities of discontinued
   business.............................     (3,275)
Other accrued liabilities...............        730
Long-term debt..........................    282,393
Deferred income taxes...................      5,835
Retirement benefits.....................         --
Long-term portion of recognized losses
   in PCS ventures......................     (6,007)
Minority interests......................     (1,138)
Redeemable Series A
   preferred membership interests.......    (15,632)
Series B redeemable
   preferred stock......................    106,670
Series C redeemable
   preferred stock......................    130,795
Shareholders' equity
   (deficit)/members'
   interests/(deficit)..................    115,714

(1) The adjustments relate to our sale of senior and subordinated notes and the sale of our preferred stock as follows (in thousands):

     New senior secured term loan B...................           $100,000
     New senior secured term loan C...................             50,000
     Senior notes due 2010(i).........................            276,108
     Subordinated notes due 2011(ii)..................             95,000
     New preferred stock(iii).........................            250,000
                                                                 --------
     Total financing..................................           $771,108
                                                                 ========

         (i) $68 million of proceeds will be placed in escrow and will be used to pay the first four interest payments on the senior notes. The issuance of $276.1 million principal amount of senior notes, net of $3.9 million debt discount, and warrants to purchase 504,000 shares of common stock for $276.1 million in cash will be allocated as $269.2 million debt and $6.9 million common equity.

         (ii) The issuance of $95.0 million principal amount of subordinated notes and warrants to purchase 300,000 shares of common stock for $95.0 million in cash will be allocated as $82.8 million debt and $12.2 million common equity.

         (iii) The issuance of $250.0 million of our preferred stock and warrants to purchase 500,000 shares of common stock for $250 million cash will be allocated as $246.2 million preferred equity and $3.8 million common equity.

(2) The portion of estimated cash expenses attributable to our new senior credit facility and the senior and subordinated notes totals $18.0 million and will be recorded as deferred financing costs and will be amortized over the expected life of the debt to be issued. Such estimated debt issuance costs include estimated fees and expenses payable to banks, placement agents, outside professionals and related advisors. Additionally, $4.5 million of estimated transaction expenses have been recorded as goodwill related to the merger with R&B and the acquisition of Richmond-Norfolk PCS. The remaining $17.6 million of estimated cash expenses represent $8.8 million of costs associated with the sale of our preferred stock, $5.6 million ($3.4 million, net of $2.2 million tax) of costs associated with a bridge commitment fee, $2.4 million ($1.5 million, net of $.9 million tax) of costs associated with one-time transaction expenses and $.8 million ($.5 million, net of $.3 million tax) of costs associated with the debt prepayment premium.

(3) The adjustments include the repayment of existing indebtedness and related accrued interest and the write-off of capitalized debt issuance costs of the combined companies as follows (in thousands):

         CFW.....................................          $ 50,216
         Virginia Alliance.......................           118,274
         West Virginia Alliance..................            51,136
                                                           --------
         Debt to be refinanced...................           219,626
         Subordinated capital certificates.......            (7,083)
         Accrued interest........................               216
                                                           --------
              Total use of cash..................          $212,759
                                                           ========

         The related unamortized deferred loan costs of $362,000 ($221,000, net of $141,000 tax) related to the existing indebtedness of the combined companies will be written off as an extraordinary charge upon the repayment of existing indebtedness.

(4) Represents the merger with R&B for 3,716,400 of our common shares at $37.86 per share (the average of our closing common stock price for the two days before announcement and two days after announcement). The actual number of shares to be issued in the merger is based on the exchange ratio of 60.27 of our shares to one share of R&B. The adjustment to common equity and the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired is as follows (in thousands):

         Fair value of CFW common stock issued..........   $140,705
         Less: R&B, net assets..........................     32,430
                                                           --------
              Net adjustment to common equity...........    108,275
         Transaction expenses...........................      1,300
         Covenant not to compete........................      1,250
                                                           --------
              Net adjustment to goodwill................   $110,825
                                                           ========

         We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser after closing, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

         The adjustment also eliminates the $959,000 investment held by us in various R&B PCS licenses.

(5) Represents the purchase accounting adjustments necessary to reflect the consolidation of the Virginia and West Virginia Alliances. A controlling interest in the Alliances will be obtained through (i) the merger with R&B, (ii) the contribution of additional common equity capital to the Virginia Alliance and the related redemption of series A preferred membership interests, and (iii) the conversion of our and R&B's series B preferred membership interests into common membership interests. Following these transactions, we will own approximately 91.1% and 78.9% of the Virginia Alliance and the West Virginia Alliance, respectively. The adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired is as follows (in thousands):

         Cash paid for redemption of series A preferred stock........  $ 16,748
         Less: Carrying value of series A preferred stock............   (15,632)
         Elimination of negative investment balance..................   (13,495)
         Elimination of historical net equity deficit of Alliances...    49,947
                                                                       --------
              Net adjustment to goodwill.............................  $ 37,568
                                                                       ========

         We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser after closing of the merger, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

(6) Represents the purchase of Richmond-Norfolk PCS for (i) $408.6 million in cash, (ii) the assumption of $20.0 million of lease obligations,
         (iii) the disposition of our 22% interest in RSA 5 and (iv) the disposition of the analog assets and operations of RSA 6. Before completion of our recent transactions, we purchased the 15.9% of the RSA 6 membership interest that we did not previously own for $10.8 million. The adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired and common equity is as follows (in thousands):

         Cash paid to PrimeCo................................    $ 408,643
         Fair value of RSA 6 analog assets and operations....       75,000
         Fair value of 22% of RSA 5..........................        3,500
                                                                ----------
              Total purchase consideration...................      487,143
         Less:
         Historical net equity of Richmond-Norfolk PCS.......     (114,579)
                                                                ----------
         Net adjustment to goodwill..........................    $ 372,564
                                                                ==========
         Fair value of RSA 6 analog assets and operations....    $  75,000
         Fair value of 22% of RSA 5..........................        3,500
         Less: Book value of RSA 6 and RSA 5.................      (14,810)
                                                                ----------
         Pre-tax gain on disposition of RSA 6 and RSA 5......       63,690
         Cash taxes on gain..................................      (18,871)
         Deferred tax liability..............................       (5,835)
         Historical net equity of Richmond-Norfolk PCS.......     (114,579)
                                                                ----------
              Net adjustment to common equity................    $ (75,595)
                                                                ==========

         We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser after closing of the merger, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

         The net adjustment to cash includes the sum of (i) $408.6 million estimate of cash paid to PrimeCo, (ii) $10.8 million paid to acquire the minority interest in RSA 6, and (iii) $18.9 million of cash taxes paid on the gains from disposition of RSA 6 and RSA 5. The remaining adjustments include the elimination of the historical assets and liabilities of RSA 6 and the equity interest in RSA 5.

(7) Includes the disposition of the directory assistance operations to Telegate AG for $35.5 million, consisting of $32.0 million in cash and common stock of Telegate AG with a fair market value of $3.5 million. Substantially all of the assets and liabilities of the business, with the exception of various land and buildings, were sold in the transaction. The net adjustment to common equity for the gain on the related disposition is as follows (in thousands):

         Cash proceeds.......................................   $   32,000
         Fair value of stock consideration...................        3,500
                                                                ----------
              Total consideration............................       35,500
         Cash taxes on gain..................................      (12,196)
         Net book value of assets sold.......................       (7,493)
                                                                ----------
              Net adjustment to common equity................   $   15,811
                                                                ==========

         The net adjustment to cash includes the cash proceeds of $32.0 million, less $12.2 million of cash taxes paid on the gain on disposition of the directory assistance operations. The remaining adjustments include the elimination of the historical assets and liabilities of the directory assistance operations and the receipt of $3.5 million in stock consideration.

                          CFW COMMUNICATIONS COMPANY
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the Year Ended December 31, 1999
                   (in thousands, except per share amounts)

                                                                Acquisitions
                                                     ----------------------------------
                                                Richmond-                             West
                                                 Norfolk                 Virginia   Virginia
                                        CFW        PCS         R&B       Alliance   Alliance     Pro Forma      Pro Forma
                                    Historical  Historical  Historical  Historical  Historical  Adjustments    As Adjusted
                                    ----------  ----------  ----------  ----------  ----------  -----------    -----------
Operating revenues:
  Wireless communications..........   $ 21,692     $50,456    $  1,257   $  13,377     $ 2,989     $(14,986)(a)   $ 74,785
  Wireline communications..........     44,110          --      14,500          --          --           --         58,610
  Other communications services....      4,028          --       1,012          --          --           --          5,040
                                      --------   ---------   ---------   ---------    --------     -----------    --------
                                        69,830      50,456      16,769      13,377       2,989      (14,986)       138,435
                                      --------   ---------   ---------   ---------    --------     -----------    --------
Operating expenses:
  Cost of sales....................      8,142      15,137          --       5,864       3,065       (5,660)(a)     26,548
  Maintenance and support..........     15,212      10,498       4,917       6,638       4,130       (1,099)(a)     40,296
  Depreciation and amortization....     11,323      13,866       2,808       7,770       2,068       25,197 (b)     63,032
  Asset impairment charge..........      3,951          --          --          --          --           --          3,951
  Customer operations..............     11,685      25,705       2,031       8,685       4,094           --         52,200
  Corporate operations.............      6,846       7,315       2,356       2,517       1,744                      20,778
                                      --------   ---------   ---------   ---------    --------     -----------    --------
                                        57,159      72,521      12,112      31,474      15,101       18,438        206,805
                                      --------   ---------   ---------   ---------    --------     -----------    --------
Operating income (loss)............     12,671     (22,065)      4,657     (18,097)    (12,112)     (33,424)       (68,370)
Other income (expenses):
  Interest expense, net............       (900)     (1,462)       (348)     (8,042)     (1,175)     (61,348)(c)    (73,275)
  Net equity income (loss) from PCS
    and other wireless investees...    (11,187)         --      (9,652)         --          --       21,358 (d)        519
  Gain/(loss) on sale of assets....      8,318        (806)        252          --          --           --          7,764
  Other income (expense)...........         --        (171)         --          --          --        2,291 (e)      2,120
                                      --------   ---------   ---------   ---------    --------     -----------    --------
                                        (3,769)     (2,439)     (9,748)     (8,042)     (1,175)     (37,699)       (62,872)
                                      --------   ---------   ---------   ---------    --------     -----------    --------
Income (loss) from continuing
  operations before income taxes
  and minority interest............      8,902     (24,504)     (5,091)    (26,139)    (13,287)     (71,123)      (131,242)

Income taxes (benefit).............      2,622          --        (917)         --          --      (40,448)(f)    (38,743)
                                      --------   ---------   ---------    --------    --------     ----------     --------
Income (loss) from continuing
  operations before minority
  interests. ......................      6,280     (24,504)     (4,174)    (26,139)    (13,287)     (30,675)       (92,499)
Minority interests.................       (389)         --          --          --          --          389 (a)         --
                                      --------   ---------   ---------    --------    --------     ----------    ---------
Income from continuing operations..   $  5,891   $ (24,504)  $  (4,174)   $(26,139)   $(13,287)    $(30,286)     $ (92,499)
                                      ========   =========   =========    ========    ========     ===========   =========
Dividend requirements on preferred
  stock............................                                                                $ 18,598 (g)  $  18,598
                                                                                                   ===========   =========
Income (loss) from continuing
operations applicable to common....                                                                              $(111,097)
                                                                                                                 =========
shares.............................
Net loss from continuing operations
per common share--basic............                                                                              $   (6.64)
                                                                                                                 =========
Average shares outstanding--basic..                                                                                 16,742
Other Data:
  EBITDA(h)........................     27,945      (8,199)      7,465     (10,327)    (10,044)      (8,227)        (1,387)
  Depreciation and amortization....     11,323      13,866       2,808       7,770       2,068       25,197         63,032
  Interest expense paid or payable
    in cash........................        900       1,462         685       8,304       1,176       56,398         68,925
Cash flows provided (used in):
  Operating activities.............     31,547      (6,955)      7,680     (22,926)    (12,478)     (64,876)       (68,008)
  Investing activities.............    (42,843)    (12,455)     (5,804)    (23,202)    (26,306)          --       (110,610)
  Financing activities.............     11,452      19,832        (568)     46,132      38,781           --        115,629
Pro forma deficiency of earnings to
  fixed charges....................                                                                               (131,761)

                          CFW COMMUNICATIONS COMPANY

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    for the Six Months Ended June 30, 2000
                   (in thousands, except per share amounts)

                                                                    Acquisitions
                                                      ----------------------------------------
                                                   Richmond-                                West
                                                    Norfolk                   Virginia    Virginia
                                          CFW         PCS          R&B        Alliance    Alliance    Pro Forma        Pro Forma As
                                      Historical   Historical   Historical   Historical  Historical  Adjustments         Adjusted
                                      ----------   ----------   ----------   ----------  ----------  -----------       ------------
Operating revenues:
 Wireless communications............. $   11,698   $   23,454   $      830   $    9,628  $    5,145   $   (7,321) (a)  $   43,434
 Wireline communications.............     28,572           --        7,826           --          --           --           36,398
 Other communications services.......      1,858        3,537          468          799         769           --            7,431
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
                                          42,128       26,991        9,124       10,427       5,914       (7,321)          87,263
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
Operating expenses:
 Cost of sales.......................      4,857        7,427           --        4,465       4,273       (3,088) (a)      17,934
 Maintenance and support.............     11,687        5,144        2,457        4,054       3,015       (1,240) (a)      25,117
 Depreciation and amortization.......      6,751        6,925        1,663        3,855       1,164       12,032  (b)      32,390
 Customer operations.................      7,391       12,559        1,525        4,770       3,505           --           29,750
 Corporate operations................      4,158        3,292        1,790        1,623       1,027           --           11,890
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
                                          34,844       35,347        7,435       18,767      12,984        7,704          117,081
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
Operating income (loss)..............      7,284       (8,356)       1,689       (8,340)     (7,070)     (15,025)         (29,818)
Other income (expenses):
 Interest expense, net...............     (1,010)        (688)         (66)      (5,308)     (1,485)     (27,991) (c)     (36,548)
 Net equity income (loss) from PCS
  and other wireless investees.......     (6,557)          --       (5,779)          --          --       12,587  (d)         251
 Gain/(loss) on sale of assets.......         --          (43)          --           --          --           --              (43)
 Other income (expense)..............         --           --           --           --          --        1,146  (e)       1,146
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
                                          (7,567)        (731)      (5,845)      (5,308)     (1,485)     (14,258)         (35,194)
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
Income (loss) from continuing
  operations before income taxes and
  minority interest..................       (283)      (9,087)      (4,156)     (13,648)     (8,555)     (29,283)         (65,012)
Income taxes (benefit)...............        (87)          --       (1,610)          --          --      (16,776) (f)     (18,473)
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
Income (loss) from continuing
  operations before minority
  interests..........................       (196)      (9,087)      (2,546)     (13,648)     (8,555)     (12,507)         (46,539)
Minority interests...................       (105)          --           --           --          --          105  (a)          --
                                      ----------   ----------   ----------   ----------  ----------  -----------       ----------
Income from continuing operations.... $     (301)  $   (9,087)  $   (2,546)  $  (13,648) $   (8,555) $   (12,402)      $  (46,539)
                                      ==========   ==========   ==========   ==========  ==========  ===========       ==========
Dividend requirements on preferred
  stock..............................                                                                $     9,772  (g)  $    9,772
                                                                                                     ===========       ==========
Income (loss) from continuing
  operations applicable to common
  shares.............................                                                                                  $  (56,310)
                                                                                                                       ==========
Net loss from continuing operations
  per common share-basic.............                                                                                  $    (3.35)
                                                                                                                       ==========
Average shares outstanding-basic.....                                                                                      16,784
Other Data:
 EBITDA(h)...........................     14,035       (1,431)       3,352       (4,485)     (5,906)      (2,993)           2,572
 Depreciation and amortization.......      6,751        6,925        1,663        3,855       1,164       12,032           32,390
 Interest expense paid or payable
    in cash..........................      1,010          688          228        5,308       1,824       25,405           34,463
 Cash flows provided (used in):
    Operating activities.............     11,499       (6,525)       2,926       (8,923)     (6,565)     (28,524)         (35,396)
    Investing activities.............    (24,634)     (11,928)      (1,763)      10,666      12,622           --          (15,753)
    Financing activities.............     13,185       18,219         (444)      (1,741)      3,987           --           33,206
    Pro forma deficiency of earnings
     to fixed charges................                                                                                     (65,264)

                          CFW COMMUNICATIONS COMPANY

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         The pro forma adjustments to the Statement of Operations exclude $5.6 million ($3.4 million, net of $2.2 million tax) related to a bridge commitment fee, $362,000 ($221,000, net of $141,000 tax) write-off of deferred loan costs associated with existing indebtedness, $63.5 million ($38.8 million, net of $24.7 million tax) gain on disposition of RSA 5 and the analog assets and operations of RSA 6, $28.0 million ($15.8 million, net of $12.2 million tax) gain on disposition of the directory assistance operations, $2.4 million ($1.5 million, net of $.9 million tax) of costs associated with one-time transaction expenses and $.8 million ($.5 million, net of $.3 million tax) of costs associated with the debt prepayment premium. Such amounts represent non-recurring items that we anticipate will be recorded in our Consolidated Statement of Operations primarily during the third and fourth quarters of 2000.

(a) The pro forma adjustments to revenue, cost of goods sold, operating expenses and minority interest and income from discontinued operations represent (i) the elimination of operating results associated with the disposition of the analog assets and operations of RSA 6 and the disposition of the directory assistance operations, (ii) the elimination of various intercompany revenues and expenses between combining companies, and (iii) incremental rent expense associated with the sale of various tower assets that occurred in the first quarter of 2000 and the subsequent leaseback of such tower assets.

(b) The pro forma adjustment to depreciation and amortization expense reflects (i) the elimination of historical depreciation expense associated with the sale of various tower assets that occurred in the first quarter of 2000, the disposition of RSA 6 and (ii) the application of purchase accounting to R&B, Richmond-Norfolk PCS and the Alliances.

                                                          Year Ended              Six Months Ended
                                                          -----------             ----------------
                                                       December 31, 1999            June 30, 2000
                                                       -----------------            -------------
                                                                       (in thousands)
              Historical depreciation elimination:
                   Tower asset sales...............      $     (759)              $     (928)
                   RSA 6...........................            (316)                    (177)
                                                         ----------               -----------
                                                             (1,075)                  (1,105)
                                                         ----------               ----------
              Purchase accounting 1:
                   R&B Communications..............           5,541                    2,771
                   Richmond-Norfolk PCS............          18,628                    9,314
                   Transaction expenses............             225                      113
                   Alliances.......................           1,878                      939
                                                         ----------               ----------
                                                             26,272                   13,137
                                                         ----------               ----------
              Total depreciation and amortization
                   expense adjustment..............      $   25,197               $   12,032
                                                         ==========               ==========

         (1) The merger with R&B, the acquisition of Richmond-Norfolk PCS and the consolidation of the Alliances will be accounted for as purchases. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed, based on valuations and other studies, as of the date of acquisition. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included herein. For pro forma purposes, the preliminary goodwill balance is being amortized over 20 years.

(c) The pro forma adjustment to interest expense reflects our new senior credit facility, senior notes, subordinated notes, retained indebtedness, amortization of debt discount for issuance of warrants and amortization of related debt issuance costs less the historical interest expense on debt repaid.

         A .125% increase or decrease in the assumed interest rate applicable to our new senior credit facility, senior notes and subordinated notes would change the pro forma interest expense and income before taxes by $657,000 for the year ended December 31, 1999 and $328,000 for the six months ended June 30, 2000.

(d) Represents the elimination of the equity losses related to the Alliances, previously recorded by us and R&B. After the transactions are complete, we will control the Alliances. The Alliances' income statements will therefore be consolidated with us. See note (5) to unaudited pro forma balance sheet for further explanation.

(e) Includes (1) rental income earned on the assets excluded from the disposition of the directory assistance operations, and (2) amortization of the deferred gain from the sale and leaseback of various tower assets.

(f) Includes the tax effect of the pro forma adjustments and the consolidation of the Alliances and Richmond-Norfolk PCS at the applicable effective tax rate.

(g) Represents the 8 1/2% per annum dividend on the series B preferred stock and the 5 1/2% per annum dividend on the series C preferred stock, which both accrete semi-annually, plus the dividend accretion of the discount related to the 500,000 warrants and transaction expenses related to the sale of our preferred stock. This calculation assumes shareholder approval. In the absence of shareholder approval, our series D preferred stock will remain outstanding, which would result in total preferred dividends of $30.8 million for the year ended December 31, 1999, and $16.8 million for the six months ended June 30, 2000.

(h) EBITDA is defined, for any period, as earnings before income taxes and minority interest, interest expense, interest income, depreciation and amortization, gain (loss) on sale of fixed assets, net equity income
         (loss) from investees and asset impairment charges. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur debt. EBITDA should not be considered as an alternative to net income as a measure of our operating results or to cash flow as a measure of liquidity. Because EBITDA is not calculated identically by all companies, our EBITDA calculation may not be strictly comparable to other similarly titled measures used by other companies.

         Pro forma EBITDA is calculated as follows:

                                                                          Year Ended             Six Months Ended
                                                                          ----------             ----------------
                                                                       December 31, 1999           June 30, 2000
                                                                       -----------------           -------------
                                                                                       (in thousands)
     Pro forma net loss before income taxes and minority interest.....    $ (131,242)             $ (65,012)
     Adjustments:
          Other income................................................        (2,120)                (1,146)
          (Gain) loss on sale of fixed assets.........................        (7,764)                    43
          Net equity income from other wireless investees.............          (519)                  (251)
          Interest expense, net.......................................        73,275                 36,548
          Asset impairment charge.....................................         3,951                     --
          Depreciation and amortization...............................        63,032                 32,390
                                                                          ----------              ---------
     Pro forma EBITDA.................................................    $   (1,387)             $   2,572
                                                                          ==========              =========